UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2012

AmerisourceBergen Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number	(I.R.S. Employer Identification Number)

1300 Morris Drive Chesterbrook, PA		19087
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 727-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On March 1, 2012, AmerisourceBergen Corporation (the “Registrant”) held its 2012 Annual Meeting of Stockholders. The items listed below were submitted to a vote of the stockholders through a solicitation of proxies. The proposals are described in the Registrant’s Proxy Statement for the 2012 Annual Meeting of Stockholders. Each of the items was approved by the stockholders pursuant to the voting results set forth below.

Item 1- Election of Directors.

The following individuals were elected as directors to serve until the 2013 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified. The voting results were as follows:

Nominees	For	Against	Abstain	Broker Non-Vote
Steven H. Collis	205,896,127	636,502	121,369	15,592,084
Richard C. Gozon	203,234,457	3,275,013	144,528	15,592,084
Kathleen W. Hyle	205,948,164	558,652	147,182	15,592,084
Michael J. Long	205,930,538	579,994	143,468	15,592,084

Item 2–Ratification of Appointment of Ernst & Young LLP as the Registrant’s Independent Registered Public Accounting Firm for Fiscal Year 2012.

The voting results were as follows:

For	Against	Abstain	Broker Non-Vote
218,119,151	3,966,361	160,570	0

Item 3–Advisory Vote on the Compensation of the Registrant’s Named Executive Officers.

The voting results were as follows:

For	Against	Abstain	Broker Non-Vote
201,536,460	4,833,177	284,361	15,592,084

Item 8.01.	Other Events.

In a news release, dated March 1, 2012, the Registrant announced the results of its 2012 Annual Meeting of Stockholders, including the election of four directors to serve for a one-year term and the ratification of the appointment of Ernst & Young as the Registrant’s independent registered public accounting firm for fiscal 2012.

The Registrant also announced the results of an advisory vote. Stockholders voted to approve the compensation of the Registrant’s named executive officers. A copy of the news release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following Exhibits are filed as part of this report:

99.1	News Release, dated March 1, 2012, regarding AmerisourceBergen Corporation’s 2012 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: March 5, 2012	By:	/s/ John G. Chou
	Name:	John G. Chou
	Title:	Executive Vice President, General Counsel and Secretary